EXHIBIT 10.42

Summary of Loan Agreement Entered Between the Company and Minsheng Bank on March 7th, 2005 ("Loan Agreement 8") under Comprehensive Agreement 4:

     o    Contract number: Year (2005) (Shen Ronhai Zongdai) Zi No.021;

     o    Loan principal: RMB 40 million

     o    Loan term: from March 17th, 2005 to March 17th, 2006;

     o    Purpose of loan: working capital;

     o    Interest rate: 5.022%;

     o    Breach of contract:

          Minsheng Bank is entitled to charge penalty interest if the Company defaults in repayment. The Company is also liable for Minsheng Bank's expense such as litigation fee, legal fees, traveling expenses and other expense incurred due to the Company's breach of contract.